   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1996

                                            REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                      ------------------------------------

                              CINCINNATI BELL INC.
             (Exact name of Registrant as specified in its charter)

              OHIO                                               31-1056105
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

         201 EAST FOURTH STREET, CINCINNATI, OHIO 45202 (513) 397-9900 (Address, including zip code and telephone number, including area code, of registrant's principal executive office)

                      ------------------------------------

                WILLIAM H. ZIMMER III, SECRETARY AND TREASURER,
                 CINCINNATI BELL INC., 201 EAST FOURTH STREET,
                      CINCINNATI, OHIO 45202 (513)397-9900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------

                  Please send copies of all communications to:

WILLIAM D. BASKETT III, ESQ.                        ALLAN G. SPERLING, ESQ.
       Frost & Jacobs                         Cleary, Gottlieb, Steen & Hamilton
    201 East Fifth Street                              One Liberty Plaza
   Cincinnati, Ohio 45202                        New York, New York 10006-1470
       (513) 651-6800                                   (212) 225-2000

                      ------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

                      ------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
333-13699

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                        PROPOSED           PROPOSED
                                                      AMOUNT            MAXIMUM            MAXIMUM          AMOUNT OF
             TITLE OF EACH CLASS OF                   TO BE          AGGREGATE PRICE       AGGREGATE       REGISTRATION
          SECURITIES TO BE REGISTERED              REGISTERED(1)       PER SHARE(2)     OFFERING PRICE(2)      FEE
-----------------------------------------------------------------------------------------------------------------------
Common Shares, $1.00 par value(3)...............      550,000             $55.31           $30,420,500        $9,218.33
-----------------------------------------------------------------------------------------------------------------------
Common Shares, $1.00 par value(4)...............      460,000             $55.31           $25,442,600        $7,719.88
========================================================================================================================

(1) Includes 110,000 Common Shares to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of the Common Shares on the New York Stock Exchange on November 11, 1996.
(3) Common Shares which may be delivered by Salomon Inc pursuant to the terms of certain exchangeable notes which may be offered by Salomon Inc as described herein.
(4) Common Shares which may be offered by Bankers Trust Company as Trustee under the Cincinnati Bell Pension Plans Trust.

================================================================================

     This registration statement is being filed with respect to the registration of additional securities for an offering pursuant to Rule 462(b)(3) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (file no. 333-13699) are incorporated in this registration statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio on the 14th day of November, 1996.

                                       CINCINNATI BELL INC.

                                       By: /s/  BRIAN C. HENRY
                                           -------------------------------------
                                           Brian C. Henry
                                           Executive Vice President and
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

              SIGNATURE                               TITLE                        DATE
-------------------------------------  ------------------------------------ ------------------

         JOHN T. LAMACCHIA*            Principal Executive Officer;         November 14, 1996
-------------------------------------  President, Chief Executive Officer
         John T. LaMacchia             and Director

           BRIAN C. HENRY*             Principal Accounting and Financial   November 14, 1996
-------------------------------------  Officer; Executive Vice President
           Brian C. Henry              and Chief Financial Officer

          JOHN F. BARRETT*             Director                             November 14, 1996
-------------------------------------
          John F. Barrett

           PHILLIP R. COX*             Director                             November 14, 1996
-------------------------------------
           Phillip R. Cox

       WILLIAM A. FRIEDLANDER*         Director                             November 14, 1996
-------------------------------------
       William A. Friedlander

       ROBERT P. HUMMEL, M.D.*         Director                             November 14, 1996
-------------------------------------
       Robert P. Hummel, M.D.

          JAMES D. KIGGEN*             Director                             November 14, 1996
-------------------------------------
          James D. Kiggen

            JAMES F. ORR*              Director                             November 14, 1996
-------------------------------------
            James F. Orr

       CHARLES S. MECHEM, JR.*         Director and Chairman of the Board   November 14, 1996
-------------------------------------
       Charles S. Mechem, Jr.

           MARY D. NELSON*             Director                             November 14, 1996
-------------------------------------
           Mary D. Nelson

         DAVID B. SHARROCK*            Director                             November 14, 1996
-------------------------------------
         David B. Sharrock

*By /s/  BRIAN C. HENRY                                        November 14, 1996
    --------------------------------------------
    Brian C. Henry
    as attorney-in-fact and on his behalf
    as Executive Vice President and
    Chief Financial Officer

     EXHIBIT INDEX

EXHIBIT NO.   TITLE OF EXHIBIT
-----------   -----------------------------------------------------------------
     5.1      Opinion of Frost & Jacobs, counsel for Cincinnati Bell, as to the legality of the Common Shares being registered.
    23.1      Consent of Coopers & Lybrand L.L.P.
    23.2      Consent of Frost & Jacobs is contained in opinion of counsel filed as Exhibit 5.1.
    24.1      Powers of Attorney executed by directors and officers.